Exhibit 10.1

BJ Services Company

2003 Incentive Plan

1

Page
ARTICLE XI CHANGE OF CONTROL	15
1. Publicly-Traded Stock Transaction	15
2. Other Transaction	15

ARTICLE XII OTHER PROVISIONS	15

i

ARTICLE I

INTRODUCTION

1. Purpose. The BJ SERVICES COMPANY 2003 INCENTIVE PLAN (the “Plan”) is intended to promote the interests of BJ SERVICES COMPANY (the “Company”) and its Affiliates stockholders by encouraging employees of the Company and its Affiliates and non-employee directors of the Company to acquire or increase their equity interest in the Company and to relate compensation to Company performance goals, thereby giving employees and directors an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of personnel needed for the continued growth and success of the Company. However, nothing in this Plan shall operate or be construed to prevent the Company from granting bonuses and other stock awards outside of this Plan.

2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means (i) any “parent corporation” of the Company (as defined in section 424(e) of the Code), (ii) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company and (iii) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company.

“Awards” means, collectively, Options, Bonus Stock, Performance Stock, Performance Units, Phantom Stock, Stock Appreciation Rights or Cash Awards.

“Bonus Stock” is defined in Article V.

“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company shall mean (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Company or an Affiliate. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change of Control” As used in the Plan, a “Change of Control” shall be deemed to have occurred upon, and shall mean (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 25% or more of either (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clause (i), (ii) and (iii) of clause (c) of this definition are satisfied; (b) the approval by the Company’s stockholders of the sale or disposition of all or substantially all of the Company’s assets or the dissolution or liquidation of the Company; or (c) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless immediately following such reorganization, merger or consolidation (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s)) of the Company and/or its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation. The “Incumbent Board” shall mean individuals who, as of the date the Plan is adopted by the Board, constitute the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (2) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board.

“Code” means the Internal Revenue Code of 1986 as amended and any regulations promulgated pursuant thereto.

“Committee” means a committee appointed by the Board to administer the Plan. The Committee shall consist solely of two or more persons who are “outside directors” as described in Section 162(m)(4)(c)(i) of the Code and “non-employee directors” as defined in Rule 16b-3 of the Act.

“Common Stock” means shares of common stock, $.10 par value per share of the Company. Each share of Common Stock includes an associated one-quarter preferred share purchase right.

“Covered Employee” shall mean the Chief Executive Officer of the Company or the four highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code.

“Disability” means shall mean that a Participant is suffering from a mental or physical disability, which, in the opinion of the Board, prevents the Participant from performing his regular duties and is expected to be of long continued duration or to result in death.

“Employee” means any employee of the Company or an Affiliate and includes officers.

“Employment” includes any period in which a Participant is an Employee of the Company or an Affiliate.

“Fair Market Value Per Share” means the per share price of the last sale of Common Stock in regular trading on the New York Stock Exchange on the trading day prior to the date of determination as reported in the Wall Street Journal. If the Common Stock is not listed on the New York Stock Exchange on such date, the Fair Market Value Per Share shall be based on the closing price of the Common Stock on the principal exchange or over-the-counter market on which such shares are trading, if any, or as reported on any composite index which includes such principal exchange, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the Committee shall determine the Fair Market Value Per Share in good faith using any fair and reasonable means selected in its discretion.

“Incentive Stock Option” means any option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Non-Employee Director” means any person who is a member of the Board but who is not an Employee of the Company or any Affiliate.

“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee, which shall not be more than ten years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Participant” means any Non-Employee Director or Employee granted an Award under the Plan.

“Performance Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Performance Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article IV of the Plan.

“Performance Unit” means an Award granted pursuant to Article IV of the Plan of the right to receive shares of Common Stock issued at the end of a Performance Period.

“Retirement” shall mean (i) the termination of an Employee’s Employment with the Company, or its Affiliates, (A) on or after an Employee reaches age 65 or (B) on or after an Employee reaches age 55 with the consent of the Board; or (ii) the termination of service of a Non-Employee Director following a period of service on the Board of at least three years, for reasons other than death, Disability or Cause.

3. Shares Subject to the Plan and Awards. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 4,000,000. However, in the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee. With respect to any of the events described in the preceding sentence, the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number of shares of Common Stock with respect to which Awards may be granted, (b) the number of shares of Common Stock subject to outstanding Awards, and (c) the grant or exercise price with respect to an Award. The Committee’s determinations shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares issued pursuant to the Plan shall be fully paid and nonassessable.

4. Administration of the Plan. The Plan shall be administered by the Committee or, if none, the Board. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other sections of the Plan shall be binding on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the President of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the “Committee” shall be deemed to include the President; provided, however, that such delegation shall not limit the President’s right to receive Awards under the Plan. Notwithstanding the foregoing, the President may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is a Covered Employee, or who is an officer or a director of the Company or otherwise subject to Section 16(b) of the Act.

5. Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, that each such amendment of the Plan (a) extending the period within which Awards may be made under the Plan, (b) increasing the number of shares of Common Stock to be awarded under the Plan, except as provided in Article I, Section 3, Article II, Section 3(e) and Article III, Section 3(e), (c) reducing the option exercise price per share provided in the Plan, except as provided in Article I, Section 3, Article II, Section 3(e) and Article III, Section 3(e), (d) changing the class of persons to whom Awards may be made under the Plan, or (e) otherwise amending an Award or the Plan in a manner which would constitute a “material revision” of the Award or the Plan (as that term is used in the rules of the New York Stock Exchange) shall be subject to shareholder approval; and provided, further, that no amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3 or may, without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights in any material respect.

6. Granting of Discretionary Awards. The Committee shall have the authority to grant, prior to the expiration date of the Plan, to such Employees and Non-Employee Directors as may be selected by it, options to purchase shares of Common Stock and awards of Performance Stock, Performance Units, Bonus Stock, Stock Appreciation Rights, Phantom Stock and/or Cash Awards on the terms and conditions hereinafter set forth. Stock issued with respect to an Award under the Plan may be authorized but unissued, or reacquired shares of Common Stock. The Committee shall also have the authority to determine whether options are granted pursuant to Article II or Article III, as hereinafter set forth; provided, however, only Employees may be granted options pursuant to Article III. In selecting Participants, and in determining the number of shares to be covered by each Award granted to such individual, the

Committee may consider such factors that it may consider relevant. Further, the Committee shall have the authority to grant options in substitution for options held by individuals employed by corporations who become Employees of the Company, its subsidiaries, or affiliated entities as a result of a merger or consolidation or other business combination of such individual’s employing corporation with the Company, any such subsidiary, or any such affiliated entity.

7. Term of Plan. The Plan shall be effective as of November 20, 2003 (the “Effective Date”). The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. All Awards granted pursuant to the Plan shall be contingent upon shareholder approval of the Plan at the first meeting of shareholders occurring after the Effective Date. Except with respect to Awards then outstanding, the Plan, if not sooner terminated under the provisions of Article I, Section 5, shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

8. Rule 16b-3 Compliance. The Company intends that:

(a) the Plan meet the requirements of Rule 16b-3;

(b) transactions of the type specified in Rule 16b-3 by Non-Employee Directors pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act; and

(c) transactions of the type specified in Rule 16b-3 by officers of the Company (whether or not they are directors) pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act.

In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Article 1, Section 8.

ARTICLE II

NONQUALIFIED STOCK OPTIONS

1. Eligible Individuals. Employees and Non-Employee Directors shall be eligible to receive Nonqualified Options under this Article II; provided, however, no such person may receive more than 1,000,000 Nonqualified Options and/or Incentive Stock Options hereunder during any calendar year (subject to adjustment in the same manner provided in Article I, Section 3 with respect to shares of Common Stock available under the Plan).

2. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall be the Fair Market Value Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Article II, Section 3(e) below.

3. Terms and Conditions of Options. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent herewith, as the Committee shall deem desirable:

(a) Option Period and Conditions and Limitations on Exercise. No Nonqualified Option shall be exercisable later than the date which is ten years after the date of grant (the “Option Expiration Date”). To the extent not prohibited by other provisions of the Plan, each Nonqualified Option shall be exercisable at such time or times as the Committee, in its discretion, may establish in the Option Agreement.

(b) Termination of Service and Death. The Committee shall determine and shall set forth in the Option Agreement the extent to which, if any, and the manner in which an Option may be exercised following termination of a Participant’s employment or service as a director. To the extent exercisable, an Option granted under Article II may be exercised by the Participant’s estate or by the person or persons who acquire the right to exercise his Option by bequest or inheritance with respect to any or all of the shares remaining subject to his Option at the time of his death. The Committee, in its discretion, may extend the period for exercise of any Option upon a Participant’s termination, but in no event may any Option be exercised later than the Option Expiration Date.

(c) Manner of Exercise. In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) by tendering to the Company shares of Common Stock owned by the person (for more than six months if such shares were acquired by the exercise of a Company-provided option) having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price (and any required withholding) for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) by delivering to the Company and to a broker a properly executed exercise notice and irrevocable instructions to such broker to deliver to the Company cash or a check payable and acceptable to the Company to pay the Option exercise price and any applicable withholding taxes. Upon receipt of the cash or check from the broker, the Company will deliver to the broker the shares for which the Option is exercised. In the event that the person elects to make payment as allowed under clause (ii) above, the Company may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Company so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to or for resale in connection with, any distribution of such shares.

(d) Options not Transferable. Except as provided in Article VIII, no Nonqualified Option granted under Article II shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant to whom any Option is granted, it shall be exercisable only by the Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Nonqualified Option granted under Article II, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt.

(e) Adjustment of Shares. In the event that at any time after the Effective Date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Nonqualified Options granted under Article II, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the shares subject to Article II of the Plan and each Optionee’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company, and all other interested persons.

(f) Listing and Registration of Shares. Each Option granted under Article II shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been free of any conditions not acceptable to the Committee.

4. Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding Option granted under Article II, amend such Option. The Committee may at any time or from time to time, in its discretion, in the case of any Option previously granted under Article II which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

5. Acceleration Upon a Change of Control. Notwithstanding any provision in the Plan or in any document or instrument evidencing a Nonqualified Option granted under the Plan, upon the occurrence of a Change of Control each Nonqualified Option previously granted which is not then immediately exercisable in full, shall be immediately exercisable in full.

6. Vesting. The Committee shall set forth in the terms of the grant, the time or times at which each Option shall be exercisable; provided, however, that unless an Option grant specifically provides to the contrary, all Options held by a Non-Employee Director shall become immediately exercisable in full upon such Non-Employee Director’s death, Disability or Retirement.

ARTICLE III

INCENTIVE STOCK OPTIONS

1. Eligible Employees. Employees shall be eligible to receive Incentive Stock Options under this Article III; provided, however, no such person may receive more than 1,000,000 Incentive Stock Options and/or Nonqualified Options hereunder during any calendar year (subject to adjustment in the same manner provided in Article I, Section 3 with respect to shares of Common Stock available under the Plan).

2. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Incentive Stock Option granted under Article III shall be the Fair Market Value Per Share at the time of grant; provided, however, than in the case of an Employee who, at the time such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, then the exercise price per share shall be at least 110% of the Fair Market Value Per Share of Common Stock at the time of grant. The exercise price for each Incentive Stock Option shall be subject to adjustment as provided in Article III, Section 3(e) below.

3. Terms and Conditions of Options. Incentive Stock Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent herewith, as the Committee shall deem desirable:

(a) Option Period and Conditions and Limitations on Exercise. No Incentive Stock Option shall be exercisable later than the date which is ten years after the date of grant; provided, however, that in the case of an Employee who, at the time such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates, then such Option shall not be exercisable with respect to any of the shares subject to such Option later than the date which is five years after the date of grant. The date on which an Incentive Stock Option ultimately becomes unexercisable under the previous sentence is hereinafter referred to as the “ISO Expiration Date.” To the extent not prohibited by other provisions of the Plan, each Incentive Stock Option shall be exercisable at such time or times as the Committee in its discretion may establish in the Option Agreement.

(b) Termination of Employment and Death. The Committee shall determine and shall set forth in the Incentive Stock Option Agreement the extent to which, if any, and the manner in which an Incentive Stock Option may be exercised following termination of an Employee’s Employment. To the extent exercisable, an Incentive Stock Option granted under Article III may be exercised by the Participant’s estate or by the person or persons who acquire the right to exercise his Option by bequest or inheritance with respect to any or all of the shares remaining subject to his Option at the time of his death. The Committee, in its discretion, may extend the period for exercise of any Option upon an Optionee’s termination, but in no event later than the ISO Expiration Date.

In the event and to the extent that an Incentive Stock Option granted under Article III is not exercised (A) within three months after the Optionee’s termination of employment or (B) within one year after the Optionee’s employment is terminated because of disability within the meaning of Section 22(e)(3) of the Code, whichever is applicable, such Option shall be taxed as a Nonqualified Option. Further, in the event that an Employee ceases to be employed by the Company or an Affiliate, then, to the extent an Incentive Stock Option is not exercised within three months after the date of such cessation of employment such Option shall be taxed as a Nonqualified Option.

(c) Manner of Exercise. Options granted under this Article III shall be exercised in the manner described in Article II, Section 3(c) except to the extent that payment by the Optionee of any required withholding may not be required.

(d) Options not Transferable. No Incentive Stock Option shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Optionee to whom any Option is granted, it shall be exercisable only by such Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Incentive Stock Option granted under Article III, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt.

(e) Adjustment of Shares. In the event that at any time after the Effective Date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Incentive Stock Options granted under Article III, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the shares subject to Article III of the Plan and each Optionee’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company, and all other interested persons.

(f) Listing and Registration of Shares. Each Incentive Stock Option granted under Article III shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

(g) Limitation on Amount. Notwithstanding any other provision of the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the respective Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all Incentive Stock Option plans of the Company and any Affiliate exceeds $100,000, such Incentive Stock Options shall be taxed as Nonqualified Options. The Company shall determine, in accordance with applicable provisions of the Code and other administrative pronouncements, which of an Optionee’s Incentive Stock Options will be treated as Nonqualified Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

4. Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding Incentive Stock Option granted under Article III, amend such Incentive Stock Option. The Committee may at any time or from time to time, in its discretion, in the case of any Incentive Stock Option previously granted under Article III which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

5. Acceleration upon a Change of Control. Notwithstanding any provision in Article III or in any document or instrument evidencing an Incentive Stock Option granted under Article III, upon the occurrence of a Change of Control, each Incentive Stock Option previously granted under Article III which is not then immediately exercisable in full shall be immediately exercisable in full.

6. Notice of Disposition. The Committee may require any person who exercises an Incentive Stock Option to give prompt notice to the Company of any disposition of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years after the date of grant of such Option or within one year after the transfer of shares to such person.

ARTICLE IV

PERFORMANCE STOCK AND PERFORMANCE UNITS

1. Eligible Individuals. Employees and Non-Employee Directors shall be eligible to receive awards of Performance Stock and/or Performance Units under this Article IV; provided, however, no one individual may receive more than 1,000,000 Performance Stock and/or Performance Unit awards hereunder during any calendar year (subject to adjustment in the same manner provided in Article I, Section 3 with respect to shares of Common Stock available under the Plan).

2. Terms and Conditions of Performance Awards. Shares of Performance Stock and Performance Units granted to an eligible individual (a “Grantee”) shall be, with respect to Performance Stock, a share of Common Stock and, with respect to a Performance Unit, a phantom share of Common Stock. Both types of Awards shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article IV, as the Committee shall deem desirable:

(a) Performance Period and Vesting. Subject to Article IV, Sections 3 and 4, no shares of Performance Stock or Performance Units granted under Article IV shall become vested, i.e., earned and nonforfeitable, earlier than the date which is one year from the date of grant nor later than the date which is ten years after the date of grant (the “Performance Period”). Each share of Performance Stock and each Performance Unit granted under Article IV shall become vested upon the achievement of such performance goals (Company and/or individual) over such Performance Period as the Committee, in its discretion, may determine at or prior to the grant of such performance Award. With respect to any Performance Stock or Performance Unit grant to any Covered Employee that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed (“RONCE”) and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a performance Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

(b) Termination of Service and Death. The Committee shall determine and shall set forth in the Award the extent to which, if any, a Grantee’s rights with respect to each share of Performance Stock and each Performance Unit which is not then vested shall terminate upon termination of service.

(c) Performance Awards not Transferable. No shares of Performance Stock or Performance Units granted under Article IV shall be transferable otherwise than by will or by the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any shares of Performance Stock or Performance Units granted under Article V, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the shares of the Performance Stock or Performance Units involved in such attempt.

3. Amendment. The Committee may, at any time or times, without the consent of the Grantee, amend the performance objectives and/or the Performance Period for earning such Award; provided, however, that except in the case of death, Disability or Retirement, the Committee may not waive, amend or accelerate the Performance Period to be a period that is less than one year.

4. Acceleration upon a Change of Control. Notwithstanding any provision of the Plan or in any document or instrument evidencing Performance Stock or Performance Units granted under the Plan, upon the occurrence of a Change of Control each share of Performance Stock and each Performance Unit previously granted under Article IV which is not then immediately vested in full shall be immediately vested in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Periods shall immediately end.

5. Restriction of Certificates. Each certificate representing Performance Stock awarded under the Plan shall be registered in the name of the Grantee and, during the Performance Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Performance Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Performance Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the BJ Services Company 2003 Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated                     .

After certification by the Committee as to the satisfaction of the terms and conditions set by the Committee with respect to an Award of (i) Performance Stock, a certificate, without the legend set forth above, for the number of shares of Common Stock that are no longer subject to such restrictions, terms and conditions shall be delivered to the employee and (ii) Performance Units, a certificate for the number of shares of Common Stock equal to the number of Performance Units vested shall be delivered to the employee. The remaining unearned shares of Performance Stock issued with respect to such Award, if any, or unearned Performance Units, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award applicable to such shares or units, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

ARTICLE V

BONUS STOCK

The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees and Non-Employee Directors. Bonus Stock shall be shares of Common Stock that are not subject to a Performance Period under Article IV. Except with respect to shares of Bonus Stock awarded to a Participant in lieu of cash compensation which would otherwise be due and payable to such Participant as fees, salary or bonus for services rendered, Bonus Stock shall not be awarded in excess of 5% of the total number of shares authorized under the Plan.

ARTICLE VI

CASH AWARDS

1. Eligible Individuals. Employees and Non-Employee Directors shall be eligible to receive Cash Awards, which may be Tandem Cash Tax Rights, Performance Cash Awards or Bonus Cash Awards (as hereinafter defined) under this Article VI.

2. Tandem Cash Tax Rights. The Committee may grant a Tandem Cash Tax Right with respect to a Performance Stock or Performance Unit Award, Stock Appreciation Right or Phantom Stock Award that, subject to the further provisions hereof, entitles the Grantee to receive from the Company, upon the later of the vesting of such Award or the date such Award is taxable to the Grantee, an amount of cash such that the “net” benefit received by the Grantee, after paying all applicable federal, state and other taxes (assuming for this purpose, the highest marginal income tax rate for individuals applies) on the Award and this Tandem Cash Tax Right, shall be equal to the value of the Award payment received by the Grantee before any such taxes thereon.

3. Terms and Conditions of Performance Cash Awards. Performance Cash Awards granted a Grantee shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article VI, as the Committee shall deem desirable:

(a) Performance Period and Vesting. Subject to Article VI, Sections 4 and 5, no Performance Cash Awards granted under Article VI shall become vested, i.e., earned and nonforfeitable, earlier than the date which is one year from the date of grant nor later than the date which is ten years after the date of grant (the “Performance Period”). Each Performance Cash Award granted under Article VI shall become vested upon the achievement of such performance goals (Company and/or individual) over such Performance Period as the Committee in its discretion may determine at or prior to the grant of such Performance Cash Award. With respect to any Performance Cash Award grant to any Covered Employee that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed (“RONCE”) and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a Performance Cash Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

(b) Termination of Service and Death. The Committee shall determine and shall set forth in the Award the extent to which, if any, a Grantee’s rights with respect to each Performance Cash Award which is not then vested shall terminate upon termination of service.

(c) Performance Cash Awards not Transferable. No Performance Cash Awards granted under Article VI shall be transferable otherwise than by will, or by the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Performance Cash Awards granted under Article VI, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Performance Cash Awards involved in such attempt.

(d) Maximum Award. With respect to a Performance Cash Award that is intended to qualify as performance based compensation under Section 162(m) of the Code, the maximum aggregate of such awards that may be granted to any one Grantee during any calendar year shall not exceed $5,000,000.

4. Amendment. The Committee may, at any time or times, without the consent of the Grantee, amend the performance objectives and/or the Performance Period for earning such Award; provided, however, that except in the case of death, Disability or Retirement, the Committee may not waive, amend or accelerate the Performance Period to be a period that is less than one year.

5. Acceleration upon a Change of Control. Notwithstanding any provision in the Plan or in any document or instrument evidencing Performance Cash Awards granted under Article VI, upon the occurrence of a Change of Control each Performance Cash Award previously granted under Article VI which is not then immediately vested in full shall be immediately vested and payable in cash in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Period shall immediately end.

6. Other Provisions. After certification by the Committee as to the satisfaction of the terms and conditions set by the Committee with respect to a Performance Cash Award, the portion of such Award that is no longer subject to such restrictions, terms and conditions shall be paid (in cash) to the Grantee. The remaining unearned portion of such Performance Award, if any, shall either be forfeited or, if appropriate under the terms applicable to such Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

7. Bonus Cash Awards. The Committee may, from time to time and subject to the provisions of the Plan, grant Bonus Cash Awards to Employees or Non-Employee Directors. Bonus Cash Awards shall be cash payments that are not subject to a Performance Period under Article VI.

ARTICLE VII

STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

1. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Employees or Non-Employee Directors on the following terms and conditions. No one individual may receive Stock Appreciation Rights with respect to more than 1,000,000 shares of Common Stock during any one calendar year (subject to adjustment as provided in Article I, Section 3).

(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive (in cash or Common Stock or a combination of cash and Common Stock), upon exercise thereof, the excess of (A) the Fair Market Value Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of the Common Stock on the date of grant.

(b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Article VII, Section 1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

(c) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.

(d) Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

2. Phantom Stock Awards. The Committee is authorized to grant Phantom Stock Awards to Participants, which are rights to receive a specified number of shares of Common Stock or cash equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions. No one individual may receive Phantom Stock Awards with respect to more than 1,000,000 shares of Common Stock during any calendar year (subject to adjustment as provided in Article I, Section 3).

(a) Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Committee or, if permitted by the Committee, as elected by the Participant. Such deferral period shall not be extend beyond the date which is ten years after the date of grant. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine, subject to Article VII, Sections 2(b) and 2(c) below.

(b) Forfeiture. Except as otherwise provided below with respect to Non-Employee Directors, upon termination of a Participant’s employment or service as a Non-Employee Director during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of termination resulting from death, Disability or Retirement. Phantom Stock awarded to Non-Employee Directors shall not be forfeited upon termination of service due to death, Disability or Retirement and shall be paid upon expiration of the applicable deferral period.

(c) Vesting. With respect to any Phantom Stock Award to any Participant which is subject to any of the performance goals described in Article IV, Section 2(a), the Performance Period shall not be less than one year from the date of grant. Any Phantom Stock Award which is not subject to any of the performance goals described in Article IV, Section 2(a), shall be subject to such forfeiture restrictions as the Committee may impose, which restrictions may be based on future service requirements. Such forfeiture restrictions may lapse at such time or times as the Committee shall determine and set forth in such Award, but, subject to Article VII, Sections 2(b) and 3, may not lapse earlier than ratably over a period of three years from the date of grant.

3. Acceleration upon a Change of Control. Notwithstanding any provision of the Plan or in any document or instrument evidencing Stock Appreciation Rights or Phantom Stock granted under the Plan, upon the occurrence of a Change of Control each Stock Appreciation Right and share of Phantom Stock previously granted under Article VII which is not then immediately exercisable or vested in full shall be immediately exercisable or vested in full, all conditions shall be deemed to have been met to the fullest extent under the terms of such grant, and all deferral periods shall immediately end.

ARTICLE VIII

TRANSFERABLE OPTIONS

The Committee may, in its discretion, provide in an Option Agreement (other than an Incentive Stock Option) that the Option right granted to the individual may be transferred (in whole or in part and subject to such terms and conditions as the Committee may impose thereon) by the individual to (i) the spouse, children or grandchildren of the individual (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the individual, (iii) a partnership in which such Immediate Family Members and, if applicable, the individual are the only partners, or (iv) as otherwise provided for in the Option Agreement. Following transfer, any such transferred Option rights shall continue to be subject to the same terms and conditions as were applicable to the Option rights immediately prior to transfer; provided, however, that no transferred Option rights shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Option rights.

ARTICLE IX

WITHHOLDING FOR TAXES

Notwithstanding anything in the Plan to the contrary any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Company, include allowing the Participant to tender to the Company shares of Common Stock owned by the Optionee or Grantee, or to request or, to the extent provided in the Award agreement to direct, the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the Award, which have a fair market value per share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

ARTICLE X

PARACHUTE TAX GROSS-UP

To the extent that the grant, payment, or acceleration of vesting or payment, whether in cash or stock, of any Award made to a Participant under the Plan (a “Benefit”) is subject to a golden parachute excise tax under Section 4999(a) of the Code (a “Parachute Tax”), the Company shall pay such person an amount of cash (the “Gross-up Amount”) such that the “net” Benefit received by the person under this Plan, after paying all applicable Parachute Taxes (including those on the Gross-up Amount) and any federal or state taxes on the Gross-up Amount, shall be equal to the Benefit that such person would have received if such Parachute Tax had not been applicable.

ARTICLE XI

CHANGE OF CONTROL

Notwithstanding any provisions to the contrary in the Plan, the following additional provisions shall become effective upon the occurrence of a Change of Control:

1. Publicly-Traded Stock Transaction. If the consideration offered to shareholders of the Company in connection with a Change of Control consists of shares of the common stock (“New Stock”) of the entity acquiring the Company or the parent company of the entity acquiring the Company (the “Acquiring Entity”) that are publicly traded, upon the occurrence of such Change of Control, the Acquiring Entity shall assume each Optionee’s outstanding options to purchase Common Stock (“Prior Options”) and each such Prior Option shall become an option (a “New Option”) (i) to purchase that number of shares of New Stock determined by multiplying the number of shares of Common Stock issuable upon exercise of such Prior Option by the exchange ratio of Common Stock in the transaction, (ii) at an exercise price per share determined by dividing the per share exercise price of such Prior Option by the exchange ratio of Common Stock in the transaction and (iii) otherwise upon the same terms and conditions as such Prior Option, except that (A) such New Option shall be exercisable until the applicable Option Expiration Date or ISO Expiration Date regardless of any termination of Optionee’s service following the Change of Control, and (B) such New Option may be surrendered to the Acquiring Entity during the 90-day period following the occurrence of the Change of Control in return for payment in cash or shares of New Stock or a combination of cash and shares of New Stock as determined by the Acquiring Entity, equal in value to the excess of (I) the higher of (1) the per share value of the consideration received by shareholders of the Company upon the occurrence of the Change of Control (valued for such purposes as of the date of the Change of Control) or (2) the highest per share price for Common Stock of the Company during the period commencing with the public announcement of the proposed Change of Control transaction and ending upon the occurrence of the Change of Control over (II) the per share exercise price of the Common Stock of the Company under the Prior Option, multiplied by the number of shares of Common Stock of the Company subject to the Prior Option.

2. Other Transaction. If the consideration offered to shareholders of the Company in connection with a Change of Control consists of cash or of New Stock that is not publicly traded, upon the occurrence of such Change of Control, each Optionee shall surrender each of his outstanding Options to purchase Common Stock to the Acquiring Entity in return for a payment in cash equal to the Black-Scholes value of such Option as of the date of the Change of Control, without discount for risk of forfeiture and non-transferability. The Black-Scholes valuation for this purpose shall be performed using a risk free rate for option term as determined by the then current rate on Treasury bills with a maturity approximating the remaining option life, and estimated future annual stock volatility based on the prior twelve months volatility.

ARTICLE XII

OTHER PROVISIONS

(a) The person or persons entitled to exercise, or who have exercised, an Option granted under the Plan shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until he shall have become the holder of record of such shares.

(b) No Award granted under the Plan shall be construed as limiting any right that the Company or any Affiliate may have to terminate at any time, with or without Cause, the employment of any of any person to whom such Award has been granted. No Award granted under the Plan shall be construed as limiting any rights which either the stockholders of the Company or the Board may have to remove at any time, with or without Cause, any person to whom such Award has been granted from the Board.

(c) Notwithstanding any provision of the Plan or the terms of any Award, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

(d) The Committee, in its discretion, may permit any Employee to surrender unexercised any Nonqualified Option for the receipt of another Award or other arrangement in order to defer the “spread” on exercise of such option.

(e) Subject to the restrictions set forth in the Plan, the Committee may amend any outstanding Award and may waive, amend or accelerate any requirement or condition to payment or exercise with respect to any Award. The Committee may not amend any outstanding Award in a manner that would adversely affect the rights of the Grantee without such Grantee’s consent. Except as provided in Article I, Section 3, Article II, Section 3(e), Article III, Section 3(e), and Article XI, Section 1, no Option or Stock Appreciation Right shall be amended to lower the exercise price, and (2) no outstanding Option or Stock Appreciation Right shall be canceled with subsequent replacement or regrant of an Option or Stock Appreciation Right having a lower exercise price without the approval of the stockholders of the Company.

(f) A Participant’s service shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer an Employee or Non-Employee Director for any reason whatsoever (including death).